Exhibit 10.3

Form of Agreement for Stock Option Award to Executives

under the Company’s 2002 Stock Incentive Plan (non-competition)

Executive Grant

Grant Number:

Grant Date	Option Shares	Exercise Price $	Expiration Date

THIS CERTIFIES THAT UnitedHealth Group Incorporated (the “Company”) has on the Grant Date specified above granted to

«Name»

(the “Optionee”) the option (the “Option”) to purchase that number of shares of UnitedHealth Group Incorporated Common Stock, $.01 par value per share (the “Common Stock”), indicated above (the “Option Shares”). The Option that this Certificate represents will expire on the Expiration Date, unless it is terminated prior to that time in accordance with this Certificate.

The Option Shares represented by this Certificate shall become exercisable as to [            ]% of the Option Shares on each anniversary of the Grant Date, commencing with the first anniversary, unless this Option shall have terminated or the vesting shall have accelerated as provided in this Certificate. Once this Option has become exercisable for all or a portion of the Option Shares, it will remain exercisable for all or such portion of the Option Shares, as the case may be, until the Option expires or is terminated as provided in this Certificate.

By accepting this Option, the holder acknowledges that the holder of this Option will not have any of the rights of a shareholder with respect to the Option Shares until the holder has duly exercised the Option and paid the Exercise Price and applicable withholding taxes in accordance with this Certificate. The holder further acknowledges and agrees that the Company may deliver, by electronic mail, the use of the Internet or Company intranet web pages or otherwise, any information concerning the Company, this Option, the UnitedHealth Group Incorporated 2002 Stock Incentive Plan (the “Plan”), pursuant to which the Company granted this Option, and any information required by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

This Option is subject to the further terms and conditions set forth below and to the terms of the Plan. A copy of the Plan is available upon request. In the event of any conflict between the terms of the Plan and this Certificate, the terms of the Plan shall govern. Any terms not defined herein shall have the meaning set forth in the Plan.

* * * * *

Nonqualified Option. The Company does not intend that the Option shall be an Incentive Stock Option governed by the provisions of Section 422 of the Internal Revenue Code of 1986, as amended.

Termination of Option. The Option shall terminate on the Expiration Date. The Option shall terminate prior to such date if the Optionee ceases to be employed by the Company or its subsidiaries, except that:

(a) General: If the Optionee’s employment terminates for any reason (voluntary or involuntary) other than death or permanent long-term disability, the Optionee may, at any time within the Exercise Period (as defined below), exercise the Option to the extent of the full number of Option Shares which were exercisable and which the Optionee was entitled to purchase under the Option on the date of the termination of his or her employment;

(b) Death or Permanent Long-Term Disability: If the Optionee dies while employed by the Company or its subsidiaries, or if the Optionee’s employment by the Company or its subsidiaries is terminated due to the Optionee’s failure to return to work as the result of a permanent long-term disability which renders the Optionee incapable of performing his or her duties as determined under the provisions of the Company’s long-term disability insurance program, then (i) all unvested Option Shares hereunder shall immediately vest, and (ii) the Optionee (or the Optionee’s personal representatives, administrators or guardians, as applicable, or any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution) may (subject to earlier expiration on the Expiration Date) at any time within a period of five years after the Optionee’s death or termination of employment due to the Optionee’s failure to return to work as the result of a permanent long-term disability, or for such other longer period established at the discretion of the Committee or the Chief Executive Officer of the Company, exercise the Option to the extent of the full number of Option Shares which are exercisable following such vesting; and

(c) Severance: If the Optionee is entitled to severance under the Company’s severance pay plan as in effect on the date hereof, then vesting of the Option shall continue for the period of such severance. If Optionee is entitled to severance under an employment agreement entered into with the Company, then vesting of the Option shall continue for the period of such severance that Optionee is entitled to receive as of the date hereof. If the Optionee is entitled to separation pay other than under the Company’s severance pay plan or an employment agreement, then vesting of the Option shall continue for the lesser of (i) the period the Optionee would have received payments under the severance pay plan as in effect on the date hereof, had the Optionee been eligible for such payments; or (ii) the period of separation pay. In either case, should the Optionee be paid in a lump sum versus bi-weekly payments, the Option shall continue to vest for the time in which severance or separation pay would have been paid had it been paid bi-weekly.

For the purposes of this Option, “Exercise Period” shall mean the greater of (i) a period of three months after the date of termination of the Optionee’s employment, (ii) if Optionee receives severance or separation pay, a period of three months after vesting ceases as provided in (c), above, or (iii) such other longer period established at the discretion of the Committee or the Chief Executive Officer of the Company. This Option shall in no event be exercisable after the Expiration Date.

Forfeiture of Option and Shares. This section sets forth circumstances under which the Optionee shall forfeit all or a portion of the Options, or be required to repay the Company for the value realized in respect of all or a portion of the Options.

(a) Violation of Restrictive Covenants. If the Optionee violates any provision of the Restrictive Covenants of this Certificate set forth below, then (i) any unvested Options and (ii) any Options that vested within one year prior to the Optionee’s termination of employment with the Company or its subsidiaries or at any time after such termination of employment (the “Forfeited Options”) and that have not been exercised shall be immediately cancelled and rendered null and void without any payment therefor. If any such Forfeited Options have been exercised prior to the Optionee’s violation of the Restrictive Covenants, the Optionee shall be required to repay or otherwise reimburse the Company, upon demand, an amount in cash or Common Stock having a value equal to the amount described in clause (i) or (ii), depending on whether the Optionee still holds the Option Shares acquired upon exercise of the Forfeited Options; (i) to the extent that such Option Shares have been sold, the difference between the aggregate proceeds received from such sale of such Option Shares over the aggregate Exercise Price for such Option Shares, and (ii) to the extent that such Option Shares have not been sold at the time Company demand is made, the difference between the aggregate Fair Market Value of such Option Shares on the date the Forfeited Options were exercised over the aggregate Exercise Price with respect to such Option Shares.

(b) Fraud. If the Board determines that the Optionee has engaged in fraud that, in whole or in part, caused the need for a material restatement of the Company’s consolidated financial statements, then any vested and unvested Options then held by the Optionee shall be immediately cancelled and rendered null and void without any payment therefor. In addition, for any Options that were exercised during the 12-month period following the first public issuance or filing with the Securities Exchange Commission (whichever occurs first) of the incorrect financial statements (the “Covered Options”), the Optionee shall be required to repay or otherwise reimburse the Company, upon demand, an amount in cash or Common Stock having a value equal to the amount described in clause (i) or (ii), depending on whether the Optionee still holds the Option Shares acquired upon exercise of the Covered Options; (i) to the extent that such Option Shares have been sold, the difference between the aggregate proceeds received from such sale of such Option Shares over the aggregate Exercise Price for such Option Shares, and (ii) to the extent that such Option Shares have not been sold at the time Company demand is made, the difference between the aggregate Fair Market Value of such Option Shares on the date the Covered Options were exercised over the aggregate Exercise Price with respect to such Option Shares.

(c) In General. This section does not constitute the Company’s exclusive remedy for the Optionee’s violation of the Restrictive Covenants or commission of fraudulent conduct. The Company may seek any additional legal or equitable remedy, including injunctive relief, for any such violations. The provisions in this section are essential economic conditions to the Company’s grant of Options to the Optionee. By receiving the grant of Options hereunder, the Optionee agrees that the Company may deduct from any amounts it owes the Optionee from time to time (such as wages or other compensation, deferred compensation credits, vacation pay, any severance or other payments owed following a termination of employment, as well as any other amounts owed to the Optionee by the Company) to the extent of any amounts the Optionee owes the Company under this section. The provisions of this section and any amounts repayable by the Optionee hereunder are intended to be in addition to any rights to repayment the Company may have under Section 304 of the Sarbanes-Oxley Act of 2002 and other applicable law.

Restrictive Covenants. In consideration of the terms of this Option and the Optionee’s access to Confidential Information, the Optionee agrees to the Restrictive Covenants set forth below. For purposes of these Restrictive Covenants, the “Company” means UnitedHealth Group Incorporated and all of its subsidiaries and other affiliates.

(a) Confidential Information. The Optionee will be given access to and provided with sensitive, confidential, proprietary and trade secret information (“Confidential Information”) in the course of the Optionee’s employment. Examples of Confidential Information include: inventions; new product or marketing plans; business strategies and plans; merger and acquisition targets; financial and pricing information; computer programs, source codes, models and databases; analytical models; customer lists and information; and supplier and vendor lists and information. The Optionee agrees not to disclose or use Confidential Information, either during or after the Optionee’s employment with the Company, except as necessary to perform the Optionee’s duties or as the Company may consent in writing.

(b) Non-Solicitation. During the Optionee’s employment and for the greater of two years after the termination of the Optionee’s employment for any reason whatsoever or the period of time for which the Option remains exercisable, the Optionee may not, without the Company’s prior written consent, directly or indirectly, for the Optionee or for any other person or entity, as agent, employee, officer, director, consultant, owner, principal, partner or shareholder, or in any other individual or representative capacity:

(i)	Engage in any business competitive with any Company business with any person or entity who: (a) was a Company provider or customer within the 12 months before the Optionee’s employment termination and, (b) with whom the Optionee had contact to further the Company’s business or for whom the Optionee performed services, or supervised the provision of services for, during the Optionee’s employment.

(ii)	Hire, employ, recruit or solicit any Company employee or consultant.

(iii)	Induce or influence any Company employee, consultant, customer or provider to terminate his, her or its employment or other relationship with UnitedHealth Group.

(iv)	Assist anyone in any of the activities listed above.

(c) Non-Competition. During the Optionee’s employment and for the greater of one year after the termination of the Optionee’s employment for any reason whatsoever or the period of time for which the Option remains exercisable, the Optionee may not, without the Company’s prior written consent, directly or indirectly, for the Optionee or for any other person or entity, as agent, employee, officer, director, consultant, owner, principal, partner or shareholder, or in any other individual or representative capacity:

(i)	Engage or participate in, or in any way render services or assistance to, any business that competes, directly or indirectly, with any Company product or service that the Optionee participated in, engaged in, or had Confidential Information regarding, during the Optionee’s employment.

(ii)	Assist anyone in any of the activities listed above.

By accepting this Option, the Optionee agrees that the provisions of this Restrictive Covenants section are reasonable and necessary to protect the legitimate interests of the Company.

Manner of Exercise. On the terms set forth herein, the Option may be exercised in whole or in part from time to time by delivering notice of exercise to the Company, accompanied by payment of the Exercise Price and any applicable withholding taxes (i) in cash, by wire transfer, certified check or bank cashier’s check payable to the Company, (ii) by delivery of shares of Common Stock already owned by the Optionee or (iii) by delivery of a combination of cash and such shares; provided, that the Optionee shall not be entitled to tender shares of Common Stock pursuant to successive, substantially simultaneous exercises of options to purchase Common Stock. Any shares already owned by the Optionee referred to in the preceding sentence must have been owned by the Optionee for no less than six months prior to the date of exercise of the Option if such shares were acquired upon the exercise of another option or upon the vesting of restricted stock or restricted stock units. Notwithstanding anything to the contrary in this Certificate, the Company shall not be required to issue or deliver any shares of Common Stock upon exercise of any Option until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable have been and continue to be satisfied (including an effective registration of the shares under federal and state securities laws).

No Guarantee of Employment. This Option does not confer on the Optionee any right with respect to the continuance of any relationship with the Company or its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such relationship at any time.

No Transfer. During the Optionee’s lifetime, only the Optionee can exercise the Option. The Optionee may not transfer the Option except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules promulgated thereunder, to the extent provided in clause (b) under the section above entitled “Termination of Option.” Any attempt to otherwise transfer the Option shall be void.

Adjustments to Option Shares. In the event that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or other similar corporate transaction or event affecting the Shares would be reasonably likely to result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Option (including, without limitation, the benefits or potential benefits of provisions relating to the term, vesting or exercisability of the Option), the Committee shall, in such manner as it shall deem equitable or appropriate in order to prevent such diminution or enlargement of any such benefits or potential benefits, adjust any or all of (i) the number and type of shares (or other securities or other property) subject to the Option and (ii) the exercise price with respect to the Option; provided, however, that the number of shares covered by the Option shall always be a whole number. Without limiting the foregoing, if any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another entity, or the sale of all or substantially all of the Company’s assets to another entity, shall be effected in such a way that holders of the Company’s Common Stock shall be entitled to receive stock, securities, cash or other assets with respect to or in exchange for such shares, the Optionee shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Certificate and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the Option, with appropriate adjustments to prevent diminution or enlargement of benefits or potential benefits intended to be made available under the Option, such shares of stock, other securities, cash or other assets as would have been issued or delivered to the Optionee if the Optionee had exercised the Option and had received such shares of Common Stock prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such reorganization, consolidation, merger or sale unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such reorganization, consolidation or merger or the entity purchasing such assets shall assume by written instrument the obligation to deliver to the Optionee such shares of stock, securities, cash or other assets as, in accordance with the foregoing provisions, the Optionee may be entitled to purchase or receive.

Change in Control. Notwithstanding the other vesting provisions set forth herein, but subject to the other terms and conditions set forth herein, the Option shall become fully vested and exercisable on the effective date of a Change in Control. For purposes of this Option, a “Change in Control” shall mean the sale of all or substantially all of the Company’s assets or any merger, reorganization, or exchange or tender offer which, in each case, will result in a change in the power to elect 50% or more of the members of the Board of Directors of the Company.

Narrowed Enforcement and Severability. If a court or arbitrator decides that any provision of this Certificate is invalid or overbroad, the Optionee agrees that the court or arbitrator should narrow such provision so that it is enforceable or, if narrowing is not possible or permissible, such provision should be considered severed and the other provisions of this Certificate should be unaffected.

Injunctive Relief. The Optionee agrees that (a) legal remedies (money damages) for any breach of the Restrictive Covenants in this Certificate will be inadequate, (b) the Company will suffer immediate and irreparable harm from any such breach, and (c) the Company will be entitled to injunctive relief from a court in addition to any legal remedies the Company may seek in arbitration.

Survival. The Restrictive Covenants and provisions regarding the forfeiture of Options and shares in this Certificate shall survive the termination of the Option.

Other. An original record of this Certificate and all the terms thereof is held on file by the Company. To the extent there is any conflict between the terms contained in this Certificate and the terms contained in the original held by the Company, the terms of the original held by the Company shall control. Neither the Plan nor the Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Optionee or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Option, such right shall be no greater than the right of any unsecured creditor of the Company or any Affiliate.

Governing Law. The validity, construction and effect of this Option and any rules and regulations relating to the Option and this Certificate shall be determined in accordance with the laws of the State of Minnesota (without regard to its conflict of laws principles).

THIS CERTIFICATE REPRESENTS AN OPTION TO PURCHASE SHARES OF COMMON STOCK AND DOES NOT CONSTITUTE OR REPRESENT SHARES OF COMMON STOCK

NON-NEGOTIABLE